Exhibit 5.1

May 29, 2019

Rattler Midstream LP

500 West Texas Avenue

Suite 1200

Midland, Texas 79701

Re:	Rattler Midstream LP

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Rattler Midstream LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation and filing by the Partnership with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration of 15,151,515 common units representing limited partner interests in the Partnership (the “Units”), issuable pursuant to the Rattler Midstream LP Long-Term Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such partnership records of the Partnership and other certificates and documents of officials of the Partnership or its general partner, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, (i) the certificates for the Units, if certificated, will conform to the specimen thereof included as an exhibit to the amended and restated partnership agreement of the Partnership filed as an exhibit to the Registration Statement and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Units or, if uncertificated, valid book-entry notations for the issuance of the Units in uncertificated form will have been duly made in the register of the Units, and (ii) each award agreement setting forth the terms of each award granted pursuant to the Plan will be consistent with the Plan and will have been duly authorized and validly executed and delivered by the parties thereto. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when the Units have been issued and delivered in accordance with the terms of the Plan and the applicable award agreement for the

Rattler Midstream LP

May 29, 2019

consideration established by the Plan, the Units will have been duly authorized and validly issued, and holders of the Units will have no obligation to make any further payments to the Partnership for the issuance of the Units or contributions to the Partnership solely by reason of their ownership of the Units, except for their obligations to repay any funds wrongfully distributed to them.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Revised Uniform Limited Partnership Act of the State of Delaware.

B.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Partnership or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP